As filed with the Securities and Exchange Commission on January 24, 2007

Registration No. 333-139739

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENSATA TECHNOLOGIES B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	3823	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

Telephone: 31-546-979-450

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Corporation Service Company

1177 Avenue of the Americas

17th Floor

New York, New York 10001

Telephone: (800) 221-0770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis M. Myers, P.C.

Gregory C. Vogelsperger

Kirkland & Ellis LLP

200 E. Randolph Drive

Chicago, Illinois 60601

Telephone: (312) 861-2000

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Sensata Technologies Holland, B.V.	The Netherlands	N/A
Sensata Technologies Holding Company Mexico, B.V.	The Netherlands	N/A
Sensata Technologies Holding Company U.S., B.V.	The Netherlands	N/A
Sensata Technologies de Mexico, S. de R.L. de C.V.	Mexico	N/A
Sensata Technologies Sensores e Controles do Brasil Ltda.	Brazil	N/A
Sensata Technologies Japan Limited	Japan	N/A
Sensata Technologies Holdings (Korea) Limited	Korea	N/A
Sensata Technologies Korea Limited	Korea	N/A
Sensata Technologies Malaysia Sdn. Bhd.	Malaysia	N/A
Sensata Technologies, Inc.	Delaware	20-4297839
Sensata Technologies Finance Company, LLC	Delaware	20-4751341

*	The address for each of the additional Registrants is c/o Sensata Technologies, B.V., Kolthofsingel 8, 7602 EM Almelo, The Netherlands, telephone: 31-546-879-450. The name, address, including zip code of the agent for service for each of the Registrants is Corporation Service Company, 1177 Avenue of the Americas, 17th Floor, New York, New York 10001, telephone: (800) 221-0770. The primary standard industrial classification number for each of the additional Registrants is 3823.

EXPLANATORY NOTE

This Amendment No. 1 to Form S-4 is being filed solely to add an additional exhibit, to provide exhibits marked as “to be filed by amendment” and to revise exhibits filed on Form S-4.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20: Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Sensata against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Registrants Incorporated Under Dutch Law

Sensata is incorporated under the laws of The Netherlands. The Articles of Association of Sensata includes no provision regarding the indemnification of Directors and Officers.

The directors may purchase and maintain for any director or officer of issuer insurance against any such liability.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits.

The Attached Exhibit Index Is Incorporated Herein By Reference.

Financial Statement Schedules.

All other schedules for which provision is made in the applicable accounting regulations of SEC are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(ii) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(iii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iv) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(v) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(vi) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(vii) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(g) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies B.V. has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES B.V.

By:	/S/ THOMAS WROE
Thomas Wroe Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS WROE Thomas Wroe	Principal Executive Officer	January 24, 2007

/s/ ROBERT KEARNEY* Robert Kearney	Principal Financial and Accounting Officer

/s/ ANDRE ZARTENDYK* Amaco Management Services B.V.	Director

By: Andre Zartendyk
Its: General Proxy Holder

/s/ GEERT BRAAKSMA* Geert Braaksma	Director

*By:	/s/ THOMAS WROE	January 24, 2007
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies Holland, B.V. has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES HOLLAND, B.V.

By:	/S/ THOMAS WROE
Thomas Wroe Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS WROE Thomas Wroe	Principal Executive Officer	January 24, 2007

/s/ ROBERT KEARNEY* Robert Kearney	Principal Financial and Accounting Officer

/s/ ANDRE ZARTENDYK* Amaco Management Services B.V.	Director

By: Andre Zartendyk
Its: General Proxy Holder

/s/ GEERT BRAAKSMA* Geert Braaksma	Director

*By:	/s/ THOMAS WROE	January 24, 2007
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies Holding Company México, B.V. has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES HOLDING COMPANY MÉXICO, B.V.

By:	/s/ THOMAS WROE
Thomas Wroe Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS WROE Thomas Wroe	Principal Executive Officer	January 24, 2007

/s/ ROBERT KEARNEY* Robert Kearney	Principal Financial and Accounting Officer

/s/ ANDRE ZARTENDYK* Amaco Management Services B.V.	Director

By: Andre Zartendyk
Its: General Proxy Holder

/s/ GEERT BRAAKSMA* Geert Braaksma	Director

*By:	/s/ THOMAS WROE	January 24, 2007
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies Holding Company U.S., B.V. has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES HOLDING COMPANY U.S., B.V.

By:	/s/ THOMAS WROE
Thomas Wroe Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS WROE Thomas Wroe	Principal Executive Officer	January 24, 2007

/s/ ROBERT KEARNEY* Robert Kearney	Principal Financial and Accounting Officer

/s/ ANDRE ZARTENDYK* Amaco Management Services B.V.	Director

By: Andre Zartendyk
Its: General Proxy Holder

/s/ GEERT BRAAKSMA* Geert Braaksma	Director

*By:	/s/ THOMAS WROE	January 24, 2007
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies de México, S. de R.L. de C.V. has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES DE MÉXICO, S. DE R.L. DE C.V.

By:	/s/ SANTIAGO SEPULVEDA ITURBE*
Santiago Sepulveda Iturbe Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS WROE Thomas Wroe	Director	January 24, 2007

/s/ MARTHA SULLIVAN* Martha Sullivan	Director

/s/ ROBERT KEARNEY* Robert Kearney	Director

*By:	/s/ THOMAS WROE	January 24, 2007
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies Sensores e Controles do Brasil Ltda. has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES SENSORES E CONTROLES DO BRASIL LTDA.

By:	/S/ JOSÉ NELSON SALVETI

José Nelson Salveti Director Geral (General Manager)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Wroe and Martha Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No.1 to Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ JOSÉ NELSON SALVETI José Nelson Salveti	General Manager	January 24, 2007

/S/ MAURY DE MATTOS Maury de Mattos	Deputy General Manager	January 24, 2007

/S/ THOMAS WROE Thomas Wroe	Authorized U.S. Representative	January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies Japan Limited has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES JAPAN LIMITED

By:	/s/ TAKESHI TANAKA*
Takeshi Tanaka Representative Director

By:	/s/ TAMOTSU MOGAWA*
Tamotsu Mogawa Representative Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ MARTHA SULLIVAN* Martha Sullivan	Director

/s/ ROBERT KEARNEY* Robert Kearney	Director

/s/ TAKESHI TANAKA* Takeshi Tanaka	Representative Director

/s/ TAMOTSU MOGAWA* Tamotsu Mogawa	Representative Director

*By:	/S/ THOMAS WROE	January 24, 2007
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies Holdings (Korea) Limited has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES HOLDINGS (KOREA) LIMITED

By:	/s/ THOMAS WROE
Thomas Wroe Representative Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS WROE Thomas Wroe	Director and Representative Director	January 24, 2007

/s/ MARTHA SULLIVAN* Martha Sullivan	Director

/s/ ROBERT KEARNEY* Robert Kearney	Director

*By:	/S/ THOMAS WROE	January 24, 2007
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies (Korea) Limited has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES (KOREA) LIMITED

By:	/s/ THOMAS WROE
Thomas Wroe Representative Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ THOMAS WROE Thomas Wroe	Director and Representative Director	January 24, 2007

/S/ MARTHA SULLIVAN* Martha Sullivan	Director

/S/ ROBERT KEARNEY* Robert Kearney	Director

*By:	/S/ THOMAS WROE	January 24, 2007
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies Malaysia Sdn. Bhd. has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES MALAYSIA SDN. BHD.

By:	/s/ YONG LEE HOON*
Yong Lee Hoon Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ THOMAS WROE Thomas Wroe	Director	January 24, 2007

/S/ MARTHA SULLIVAN* Martha Sullivan	Director

/S/ ROBERT KEARNEY* Robert Kearney	Director

/S/ LEONG KEE WAI* Leong Kee Wai	Director

/S/ WEI LEONG LOONG* Wei Leong Loong	Director

*By:	/S/ THOMAS WROE	January 24, 2007
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies, Inc. has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES, INC.

By:	/s/ THOMAS WROE
Thomas Wroe Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS WROE Thomas Wroe	Chief Executive Officer (Principal Executive Officer) and Director	January 24, 2007

/s/ ROBERT KEARNEY* Robert Kearney	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ PAUL EDGERLEY* Paul Edgerley	Director

/s/ ED CONARD* Ed Conard	Director

/s/ STEVE ZIDE* Steve Zide	Director

/s/ MICHAEL WARD* Michael Ward	Director

/s/ WALID SARKIS Walid Sarkis	Director	January 24, 2007

/s/ JOHN LEWIS* John Lewis	Director

/s/ MARTHA SULLIVAN* Martha Sullivan	Chief Operating Officer

*By:	/S/ THOMAS WROE	January 24, 2007
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sensata Technologies Finance Company, LLC has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, State of Massachusetts, on the 24th day of January, 2007.

SENSATA TECHNOLOGIES FINANCE COMPANY, LLC

By:	/s/ THOMAS WROE
Thomas Wroe Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS WROE Thomas Wroe	Chief Executive Officer (Principal Executive Officer) and Director	January 24, 2007

/s/ ROBERT KEARNEY* Robert Kearney	Chief Financial Officer (Principal Financial and Accounting Officer) and Director

/s/ MARTHA SULLIVAN* Martha Sullivan	Director

*By:	/S/ THOMAS WROE	January 24, 2007
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Placement Agreement, dated April 21, 2006, among Sensata Technologies B.V., the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents.

3.1	Articles of Association of Sensata Technologies B.V.

3.2	Certificate of Incorporation of S&C 1 (U.S.), Inc. (now known as Sensata Technologies, Inc.)

3.3	Amended and Restated Bylaws of Sensata Technologies, Inc.

3.4	Articles of Association of Sensata Technologies Holding Company US, B.V.

3.5	Articles of Association of Sensata Technologies Holland, B.V.

3.6	Articles of Association of Sensata Technologies Holding Company Mexico, B.V.

3.7	Deed of Incorporation of C & S Controladora de México, S. de R.L. de C.V. (now known as Sensata Technologies de México, S. de R.L. de C.V.)**

3.8	Bylaws of Sensata Technologies de México, S. de R.L. de C.V.

3.9	58th Amendment to the Articles of Organization of Texas Instrumentos Electronicos do Brasil Ltda. and Articles of Organization of Sensata Technologies Sensores e Controles do Brasil Ltda.

3.10	Articles of Incorporation of Sensata Technologies Japan Limited.

3.11	Articles of Incorporation of Sensors and Controls (Korea) Limited (now known as Sensata Technologies (Korea) Limited).

3.12	Articles of Incorporation of Sensors and Controls Holdings (Korea) Limited (now known as Sensata Technologies Holdings (Korea) Limited).

3.13	Memorandum and Articles of Association of Sensata S&C Acquisition Sdn. Bhd.

3.14	Certificate of Formation of S&C Finance Company, LLC (now known as Sensata Technologies Finance Company, LLC.

3.15	Limited Liability Company Agreement of S&C Finance Company, LLC (now known as Sensata Technologies Finance Company, LLC).

3.16	Certificate of Amendment to Certificate of Formation of S&C Finance Company, LLC (now know as Sensata Technologies Finance Company, LLC)

3.17	Deed of Name Change of C & S Controladora de México, S. de R.L. de C.V. to Sensata Technologies de México, S. de R.L. de C.V.**

4.1	Indenture dated April 27, 2006, among Sensata Technologies B.V., the guarantors party thereto and The Bank of New York, as Trustee, relating to the senior notes.

4.2	Indenture dated April 27, 2006, among Sensata Technologies B.V., the guarantors party thereto and The Bank of New York, as Trustee, relating to the senior subordinated notes.

4.3	Registration Rights Agreement, dated April 27, 2006, among Sensata Technologies B.V, the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents, relating to the 8% dollar senior notes.

4.4	Registration Rights Agreement, dated April 27, 2006, among Sensata Technologies B.V, the guarantors party thereto, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., as placement agents, relating to the 9% euro senior subordinated notes.

5.1	Opinion of Kirkland & Ellis LLP regarding the validity of the securities offered hereby.**

Exhibit No.	Description
5.2	Opinion of Loyens & Loeff N.V.**

5.3	Opinion of PineiroNeto Advogados.**

5.4	Opinion of O’Melveny & Myers LLP.**

5.5	Opinion of Bae, Kim & Lee.**

5.6	Opinion of Atim, Tunk Farik & Wong.**

5.7	Opinion of Creel, Garcia-Cuellar y Muggenberg.**

10.1	Credit Agreement, dated April 27, 2006, among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., each lender from time to time party hereto, the Initial L/C Issuer (as defined therein), the Initial Swing Line Lender (as defined therein) and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

10.2	Guaranty, dated May 15, 2006, made by Sensata Technologies B.V. in favor of the Secured Parties (as defined therein).

10.3	Domestic Guaranty, dated April 27, 2006, made by each of Sensata Technologies Finance Company, LLC, Sensata Technologies, Inc., and each of the Additional Guarantors from time to time made a party thereto in favor of the Secured Parties (as defined therein).

10.4	Foreign Guaranty, dated April 27, 2006, made by each of Sensata Technologies Holding Company U.S., B.V., Sensata Technologies Holland, B.V., Sensata Techologies Holding Company Mexico, B.V.,Sensata Techologies de México, S. de R.L. de C.V., Sensata Technologies Sensores e Controls do Brasil Ltda., Sensata Technologies Japan Limited, Sensors and Controls (Korea) Limited, Sensata Technologies Holding Korea Limited, S&C Acquisition Sdn. Bhd. and each of the Additional Guarantors from time to time made a party thereto in favor of the Secured Parties (as defined therein).

10.5	Domestic Security Agreement, dated April 27, 2006, made by each of Sensata Technologies Finance Company, LLC and Sensata Technologies, Inc. to Morgan Stanley & Co. Incorporated, as collateral agent.

10.6	Asset and Stock Purchase Agreement between Texas Instruments Incorporated and S&C Purchase Corp.

10.7	Amendment No. 1 to Asset and Stock Purchase Agreement, dated March 30, 2006, between Texas Instruments Incorporated, Potazia Holding B.V. and S&C Purchase Corp.**

10.8	Amendment No. 2 to Asset and Stock Purchase Agreement, dated April 27, 2006, between Texas Instruments Incorporated and Sensata Technologies B.V.

10.9	Transition Services Agreement, dated April 27, 2006, between Texas Instruments Incorporated and Sensata Technologies B.V.

10.10	Cross-License Agreement, dated April 27, 2006, among Texas Instruments Incorporated, Sensata Technologies B.V. and Potazia Holding B.V.

10.11	Sensata Investment Company S.C.A. First Amended and Restated 2006 Management Securities Purchase Plan.

10.12	Sensata Technologies Holding B.V. First Amended and Restated 2006 Management Option Plan.

10.13	Sensata Technologies Holding B.V. First Amended and Restated 2006 Management Securities Purchase Plan.

10.14	Securityholders Agreement, dated April 27, 2006, among Sensata Investment Company S.C.A., Sensata Technologies Holding B.V., Sensata Management Company S.A., funds managed by Bain Capital Partners, LLC or its affiliates that are parties thereto, Asia Opportunity Fund II, L.P and AOF II Employee Co-Invest Fund, L.P.

Exhibit No.	Description
10.15	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Thomas Wroe.

10.16	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Martha Sullivan.

10.17	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Richard Dane, Jr.

10.18	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Steve Major.

10.19	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Jean-Pierre Vasdeboncoeur.

10.20	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Robert Kearney.

10.21	Employment Agreement, dated May 12, 2006, between Sensata Technologies, Inc. and Donna Kimmel.

10.22	Advisory Agreement, dated April 27, 2006, among Sensata Investment Company S.C.A., Sensata Technologies Holding B.V., Sensata Technologies B.V, Bain Capital Partners, LLC, Portfolio Company Advisors Limited, Bain Capital, Ltd. and CCMP Capital Asia Ltd.

10.23	Amendment No. 1 to Advisory Agreement, dated December 19, 2006, between Sensata Technologies B.V. and Bain Capital Partners, LLC.

10.24	Investor Rights Agreement, dated April 27, 2006, among Sensata Management Company S.A., Sensata Investment Company S.C.A., Sensata Technologies Holding B.V., funds managed by Bain Capital Partners, LLC or its affiliates, certain Other Investors that are parties thereto and such other persons, if any, that from time to time become parties thereto.

10.25	Supply and Purchase Agreement, dated October 17, 2005, between Engineered Material Solutions, Inc. and Texas Instruments Incorporated.

10.26	Consignment Agreement, dated as of October 22, 2006, between HSBC Bank USA, National Association and Sensata Technologies, Inc.

10.27	Consignment Agreement, dated as of October 23, 2006, between Sensata Technologies, Inc. and Engineered Material Solutions, Inc.

10.28	Stock Purchase Agreement, dated November 3, 2006, among Sensata Technologies, Inc., First Technology Limited and Honeywell International Inc.

12.1	Computation of ratio of earnings to fixed charges.

21.1	Subsidiaries of Sensata Technologies B.V.

23.1	Consent of Ernst & Young LLP.

23.2	Consents of Kirkland & Ellis LLP (included in Exhibit 5.1).**

23.3	Consent of Loyens & Loeff N.V. (included in Exhibit 5.2).**

23.4	Consent of PineiroNeto Advogados (included in Exhibit 5.3).**

23.5	Consent of O’Melveny & Myers LLP (included in Exhibit 5.4).**

23.6	Consent of Bae, Kim & Lee (included in Exhibit 5.5).**

23.7	Consent of Atim, Tunk Farik & Wong (included in Exhibit 5.6).**

23.8	Consent of Creel, Garcia-Cuellar y Muggenberg (included in Exhibit 5.7).**

Exhibit No.	Description
24.1	Powers of Attorney (included in signature pages).

25.1	Statement of Eligibility of Trustee on Form T-1.

99.1	Form of Letter of Transmittal.**

99.2	Form of Instructions.**

99.3	Form of Notice of Guaranteed Delivery.**

**	Filed herewith.